Exhibit 99.(a)(5)

April 25, 2024

Rose Ann Bubloski

Chief Financial Officer

UBS Asset Management (Americas) LLC

1000 Harbor Blvd

Weekawken, NJ 07086

Dear Rose Ann:

This is to confirm that the client-auditor relationship between Credit Suisse Trust (Commission File Number 811-07261) and PricewaterhouseCoopers LLP has ceased.

Sincerely,

cc:	Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission SECPSletters@sec.gov
100 F Street, N.E
Washington, DC 20549

PricewaterhouseCoopers LLP, PricewaterhouseCoopers Center, 300 Madison Avenue, New York, NY 10017 T: (646) 471 3000, www.pwc.com/us